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                                                                     EXHIBIT 11


                    LIFEQUEST MEDICAL, INC. AND SUBSIDIARIES

                         COMPUTATION OF LOSS PER SHARE

                                                                            Year Ended December 31,
                                                                         ----------------------------
                                                                             1996             1997
                                                                         -----------      -----------
Computation of basic loss per share:
     Net loss                                                            $(1,958,476)     $(2,997,127)
                                                                         ===========      ===========

Weighted average shares of common stock
     outstanding used for computation                                      4,941,771        6,299,592
                                                                         ===========      ===========

Basic loss per share of common stock                                     $      (.40)     $      (.48)
                                                                         ===========      ===========


Computation of diluted loss per share:
     Net loss                                                            $(1,958,476)     $(2,997,127)
     Interest on convertible debentures                                           --            9,616
                                                                         -----------      -----------
         Net loss used for computation                                   $(1,958,476)     $(2,987,511)
                                                                         ===========      ===========

Weighted average shares of common stock outstanding                        4,941,771        6,299,592
Weighted average incremental shares outstanding upon assumed
     conversion of options and other dilutive securities                     290,155          455,862
Weighted average incremental shares outstanding upon assumed
     conversion of Convertible Debentures                                         --           26,712
                                                                         -----------      -----------

Weighted average shares of common stock and common stock
equivalents outstanding used for computation                               5,231,926        6,782,166
                                                                         ===========      ===========

Diluted loss per common share and common share equivalents (a)           $      (.37)     $      (.44)
                                                                         ===========      ===========

     (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-B although it is not required by SFAS No. 128 because it is antidilutive